In connection with an internal investigation by management,
and separate investigations
by the SEC and the Secretary of the Commonwealth, Securities
Division, of the
Commonwealth of Massachusetts, into the circumstances surrounding the drop in net
asset value of the Evergreen Ultra Short Opportunities Fund in
May and June 2008, management
of the Fund determined that certain structured mortgage backed investments
held by the Fund were valued inaccurately for the period from
July 2, 2007 to December
31, 2008. Accordingly, the Fund has restated its financial
statements and the Financial
Highlights for the year ended April 30, 2008. EIMC has agreed to make certain reimbursement
payments to shareholders in the Fund impacted by the
inaccurate prices during
the period.
The principal effect of this restatement is to decrease the
net assets of the Fund at
April 30, 2008 and the Funds net asset values per share
at April 30, 2008. The restatement
also results in a decrease to the Funds total return for
the year ended April 30, 2008.
The effects of the restatement by line item for the periods
presented in these restated
financial statements are as follows:
Previously Reported   Restated
Class A Financial Highlights for the year ended April
30, 2008
Net realized and unrealized gains or losses on investments $ (0.79) $ (1.07) Net asset value, end of period $ 13.68 $ 13.40
Total return (0.44)% (2.38)%
Net assets, end of period (thousands) $ 171,130 $ 167,732
Expenses excluding waivers/reimbursements and expense reductions 1.14% 1.15% Class B Financial Highlights for the year ended April 30, 2008
Net realized and unrealized gains or losses on investments $ (0.80) $ (1.07) Net asset value, end of period $ 13.67 $ 13.40
Total return (1.18)% (3.18)%
Net assets, end of period (thousands) $ 13,894 $ 13,618
Expenses excluding waivers/reimbursements and expense reductions 1.84% 1.85% Class C Financial Highlights for the year ended April 30, 2008
Net realized and unrealized gains or losses on investments $ (0.78) $ (1.06) Net asset value, end of period $ 13.68 $ 13.40
Total return (1.18)% (3.11)%
Net assets, end of period (thousands) $ 22,140 $ 21,699
Expenses excluding waivers/reimbursements and expense reductions 1.84% 1.85% Class I Financial Highlights for the year ended April 30, 2008
Net realized and unrealized gains or losses on investments $ (0.77) $ (1.05) Net asset value, end of period $ 13.68 $ 13.40
Total return (0.19)% (2.13)%
Net assets, end of period (thousands) $ 48,634 $ 47,668
Expenses excluding waivers/reimbursements and expense reductions 0.84% 0.85% Schedule of Investments as of April 30, 2008
Acacia CDO, Ltd., Ser. 10A, Class C, FRN, 4.30%, 09/07/2046 144A $ 868,810 $ 0
Nautilus RMBS CDO, Ltd., Ser. 2005-1A Class A3, FRN 4.23%,
07/07/2040 144A $ 2,645,777 $ 1,215,674
Harborview NIM Corp., Ser. 2006-14, Class N2, 8.35%,
03/19/2038 144A $ 908,889 $ 464,874
Harborview Mtge. Loan Trust, Ser. 2004-7, Class B4, 5.99%,
11/19/2034 $ 1,917,670 $ 621,034
Harborview Mtge. Loan Trust, Ser. 2005-8, Class 2B3, 6.43%,
02/19/2035 $ 1,118,653 $ 77,435
Total Investments $ 277,070,985 $ 271,990,203
Net Assets $ 255,798,584 $ 250,717,802
Statement of Assets and Liabilities as of April 30, 2008
Investments in securities, at value $ 260,244,838 $ 255,164,056
Total investments $ 277,070,985 $ 271,990,203
Total assets $ 287,776,128 $ 282,695,346
Net assets represented by
Net unrealized losses on investments $ (7,949,746) $ (13,030,528)
Total net assets $ 255,798,584 $ 250,717,802
Net assets consists of
Class A $ 171,130,258 $ 167,732,209
Class B $ 13,894,369 $ 13,618,429
Class C $ 22,139,631 $ 21,699,500
Class I $ 48,634,326 $ 47,667,664
Net asset value per share
Class A $ 13.68 $ 13.40
Class A offering price $ 14.36 $ 14.07
Class B $ 13.67 $ 13.40
Class C $ 13.68 $ 13.40
Class I $ 13.68 $ 13.40
Statement of Operations for the year ended April 30, 2008
Net change in unrealized gains or losses on investments
$ (8,064,904) $ (13,145,686)
Net realized and unrealized gains or losses on investments
$ (15,459,822) $ (20,540,604)
Net decrease in net assets resulting from operations
$ (1,122,651) $ (6,203,433)
Statement of Changes in Net Assets for the year ended April 30, 2008
Net change in unrealized gains or losses on investments
$ (8,064,904) $ (13,145,686)
Net decrease in net assets resulting from operations
$ (1,122,651) $ (6,203,433)
Total decrease in net assets $ (40,380,195) $ (45,460,977)
Net assets end of period $ 255,798,584 $ 250,717,802